FOURTH AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP OF
       FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP - SOUTH CAROLINA II


                  THIS AMENDMENT, effective as of the 1st day of April, 1999, is entered into by and among Lithotripters, Inc., a North Carolina corporation and the General Partner of Fayetteville Lithotripters Limited Partnership-South Carolina II, a South Carolina limited partnership (the "Partnership"), and the Limited Partners of the Partnership.

                                R E C I T A L S:
                                 ---------------

                  1. The General Partner and the Limited Partners, hereinafter collectively referred to as the "Partners," are parties to that certain Agreement of Limited Partnership of Fayetteville Lithotripters Limited Partnership-South Carolina II, as amended (the "Agreement").

                  2. Effective as of April 1, 1999, the General  Partner and the
requisite percentage of the Limited Partners consented in writing to the following amendments to the Agreement, such amendments intended to: (i) allow the General Partner the authority to periodically offer and sell additional limited partner interests (a "Dilution Offering") to local South Carolina and North Carolina investors;(ii) clarify and strengthen the noncompetition provisions of Articles 15.3 and 18.4 of the Agreement; (iii) add a new provision to the Agreement to prevent the disclosure of Confidential Partnership Information that might harm the Partnership and its Partners; (iv) allow the General Partner, in its sole discretion, to elect to assign to the Partnership its rights under Article 18 of the Agreement to purchase the Partnership Interest of any deceased, insolvent or competing Limited Partner; and (v) allow the General Partner or the Partnership, as the case may be, to purchase the Partnership Interest of any deceased Limited Partner at a price equal to the greater of (a) Capital Account value or (b) 1.5 times the aggregate distribution amount attributable to such interest during the twelve month period preceding the death of the Limited Partner.

                  NOW, THEREFORE, in accordance with Articles 29 and 30 of the Partnership Agreement and pursuant to the written consent of the General Partner and the requisite percentage of the Limited Partners, the parties hereto agree as follows:

                           The Agreement is hereby amended as set forth in Exhibits A, B, C and D attached hereto.

                  IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals effective as of the date first above written.

                          GENERAL PARTNER:

                          LITHOTRIPTERS, INC., a North Carolina corporation and
                            sole general partner of the Partnership

                               By:_________________________________________
                               Title:________________________________________



                                                 ALL THE LIMITED PARTNERS OF
                                                 THE PARTNERSHIP WHOSE NAMES
                                                 APPEARED ON SCHEDULE A-3

                                                     By:/s/ Joseph Jenkins, M.D.
                                                     ---------------------------
                                                     Joseph Jenkins, M.D.
                                                     Attorney-in-Fact*
--------
     *Pursuant to a Power of Attorney given by the Limited Partners in the Agreement.

                                    EXHIBIT A

                           DILUTION OFFERING AMENDMENT

1. Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Fayetteville Lithotripters Limited Partnership - South Carolina II (the "Partnership"), and any amendments thereto.

2. The purpose of this Exhibit is to set forth a proposed amendment to the Partnership Agreement that would give the General Partner the authority periodically to offer and sell additional limited partner interests (a "Dilution Offering") to local South Carolina and North Carolina urologists who are not investors in the Partnership ("Qualified Investors"). As required by Article 30 of the Partnership Agreement, to be effective this amendment must be approved by the Partners representing two-thirds of the aggregate interests in the Partnership.

3. The purposes of a Dilution Offering are (i) to raise additional capital for any valid Partnership purpose, and (ii) to assure the highest quality of patient care by admitting Qualified Investors to the Partnership who will be dedicated and motivated as owners to follow the Partnership's treatment protocol, and comply with its quality assurance and outcome analysis programs. Any additional capital raised by the Partnership in a Dilution Offering can be used for any legitimate Partnership purpose, including upgrading the Partnership's Lithostar(TM) Mobile Systems.

4. Any sale of limited partner interests to Qualified Investors will result in the proportionate dilution of the Partnership Percentage Interests of the existing Partners; i.e., the interests of the General Partner and the Limited Partners in Partnership allocations, cash distributions and voting rights will be proportionately reduced by a successful Dilution Offering.

5. The Percentage Interests of the existing Partners cannot be diluted through Dilution Offerings by more than 20% in the aggregate without the prior written consent of a Majority in Interest of all the Partners. Without obtaining this additional consent, the existing Partners cannot be diluted to less than 80% of their Percentage Interest ownership at the time of this Amendment.

6. The General Partner has determined that the purchase price per 1% Partnership Interest offered in the initial planned Dilution Offering will be at its fair market value as determined by an independent third party appraiser. The price for Units sold in future dilution offerings also must be at a price no less than fair market value as determined by the General Partner.

7. Upon the successful sale of Partnership Interests in a Dilution Offering, the General Partner will prepare and attach a new Schedule A to the Partnership Agreement to reflect (i) the Partners' adjusted Percentage Interests in the Partnership, and (ii) the admission of the new Limited Partners to the Partnership.

                                    EXHIBIT B

                       NONCOMPETITION PROVISION AMENDMENT

                  Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Fayetteville Lithotripters Limited Partnership - South Carolina II (the "Partnership"), and any amendments thereto.

                       Noncompetition Provision Amendment

                  Article 15.3 of the Partnership Agreement is hereby amended by deleting the current provision in its entirety and by substituting the language set forth below:

                  15.3 Outside Activities. The Limited Partners agree that they owe fiduciary duties to the Partnership and, as a consequence, each Limited Partner (that is not the General Partner or an Affiliate of the General Partner) agrees that he or she shall not engage in "Outside Activities" (as defined below) in the "Market Area" (as defined below) while he or she is a Limited Partner in the Partnership. The phrase "Outside Activities" means directly or indirectly owning, leasing or subleasing a lithotripter (or any similar equipment or competing devices used for treating renal or biliary stone disease). Prohibited indirect ownership shall include the direct or indirect ownership of any interest in a business venture (through stock ownership, partnership interest ownership, ownership by or through a close family member, or as otherwise determined in good faith by the General Partner) involving the ownership, purchase, lease, sublease, promotion, management or operation of a lithotripter (or similar equipment or competing devices used for treating renal or biliary stone disease), unless the General Partner determines that such activity by the Limited Partners is not detrimental to the best interests of the Partnership.

                           Upon the termination or transfer of a Limited Partner's interest in the Partnership for any reason, including a transfer pursuant to Article 18.4 hereof, the withdrawing Limited Partner shall not, for a period of two (2) years following the date of his or her withdrawal, engage in any Outside Activities in any "Market Area" in which the Partnership is transacting business or within the prior twelve months has transacted business (the "Restricted Facilities"). For the purposes of this Article 15.3, the term "Market Area" shall mean (i) the area within a ten mile radius of any Restricted Facility, but if such area is determined by a court of competent jurisdiction to be too broad, then it shall mean (ii) the area within a five mile radius of any Restricted Facility, but if such area is determined by a court of competent jurisdiction to be too broad then it shall mean (iii) the area within a two mile radius of any Restricted Facility.

                           In the event a Limited Partner wishes and intends to engage in an Outside Activity in a Market Area, he or she must provide written notice of such intent to the General Partner prior to engaging in the Outside Activity. The written notice shall be deemed an election by the Limited Partner to withdraw from the Partnership (the "Notice of Withdrawal"), and shall give the General Partner and/or the Limited Partners the purchase rights as provided in Article 18.4 hereof. After the Notice of Withdrawal, the former Limited Partner may engage in an Outside Activity in the Market Area only after waiting the period of two years specified in this Article 15.3. In the event of breach of the waiting period, the partnership shall be entitled to any remedy at law or equity with respect to such breach, including without limitation an injunction or suit for damages.

                           If a Limited Partner during his or her participation in the Partnership engages in an Outside Activity in a Market Area without first notifying the General Partner in violation of this
         Article 15.3, the Limited Partner shall be deemed to have given a Notice of Withdrawal on the date the General Partner first becomes aware of the Limited Partner's Outside Activity in the Market Area. Upon receiving a Limited Partner's Notice of Withdrawal or equivalent thereof, the General Partner and/or Limited Partners may invoke the purchase rights provided in Article 18.4 and shall be entitled to any other remedy at law or in equity including without limitation an injunction or suit for damages.

                  Article 18.4 of the Partnership Agreement is hereby amended by deleting the current provision in its entirety and by substituting the language set forth below.

                           18.4 Breach of Article 15.3. In the event the General Partner either receives a Notice of Withdrawal as provided in Article
         15.3 or receives notice of a breach of Article 15.3 by a Limited Partner (the "Defaulting Limited Partner"), the General Partner may elect, in its sole discretion, to treat such event as a default under this Agreement and enforce the provisions of this Article 18.4. If the General Partner elects to enforce the provisions of this Article 18.4, the General Partner shall give written notice of such election (the "Notice of Default") to the Defaulting Limited Partner within 180 days of the date the General Partner first received notice of the defaulting event. Upon giving the Notice of Default, the General Partner, shall have the option to purchase at the Closing (as defined below) the Partnership Interest of the Defaulting Limited Partner (which Defaulting Limited Partner shall then become obligated to sell such Partnership Interest) at the price determined in the manner provided in
         Article 18.6 of this Agreement and on the terms and conditions provided in Article 18.7 of this Agreement. The General Partner shall have a period of thirty (30) days following the date of the Notice of Default (the "First Option Period") within which to notify in writing the Defaulting Limited Partner, whether the General Partner wishes to purchase all or a portion of the Partnership Interest of the Defaulting Limited Partner. If the General Partner does not elect to purchase the entire Partnership Interest of the Defaulting Limited Partner before the expiration of the First Option Period and in the manner provided herein, the Limited Partners shall have the option to purchase all or any part of the Partnership Interest of the Defaulting Limited Partner not purchased by the General Partner at the price determined in the manner provided in Article 18.6 of this Agreement and on the terms and conditions provided in Article 18.7 of this Agreement. Any Limited Partner desiring to purchase any part or all of the remaining Partnership Interest of the Defaulting Limited Partner shall deliver to the General Partner a written election to purchase all or a specified portion of such Partnership Interest within the ten (10) day period immediately following the close of the First Option Period (the "Second Option Period"). If the Limited Partners in the aggregate elect to purchase more than the Partnership Interest then available, each electing Limited Partner shall have a priority, up to that portion specified in his or her notice of election, to purchase such proportion of the Partnership Interest of the Defaulting Limited Partner then available as his or her Percentage Interest bears to the aggregate Percentage Interests of the Limited Partners electing to purchase. That portion of the Defaulting Limited Partner's Partnership Interest not purchased on such a priority basis shall be allocated in one or more successive allocations to those remaining Limited Partners electing to purchase more of the Partnership Interest than they have a priority right, up to the portion specified in their respective elections, in the proportion that each of their Percentage Interests bears to the aggregate Percentage Interests of all of them. the Valuation Date for determining the price paid for the Defaulting Limited Partner's interest under Article 18.6 shall be the last day of the month immediately preceding the month in which occurs the Notice of Withdrawal or breach of Article 15.3.

                           Within the ten (10) day period immediately following the close of the Second Option Period (the "Confirmation Period"), the General Partner shall inform each electing Limited Partner of the portion of the Partnership Interest of the Defaulting Limited Partner of the portion of the Partnership Interest of the Defaulting Limited Partner as to which his or her election is effective. The General Partner shall give notice to the Defaulting Limited Partner within the ten (10) day period following the close of the Confirmation Period (the "Notification Period") of the election by the Limited Partners to exercise their option. Such notice shall indicate the portion of the Defaulting Limited Partner's Partnership Interest that will be purchased by each of the purchasing Limited Partners and the General Partner, if any.

                       Confidentiality Provision Amendment

                  Article 15 of the Partnership Agreement is hereby amended by adding a new Article 15.4 as set forth below:

                           15.4 Disclosure of Confidential Information. Each Limited Partner acknowledges and agrees that his or her participation in the Partnership under this Agreement necessarily involves his or her understanding of and access to certain trade secrets and other confidential information pertaining to the business of the Partnership. Accordingly, each Limited Partner (other than the General Partner and its Affiliates that may also hold Limited Partner interests) agrees that at all times during his or her participation in the Partnership as a Limited Partner and thereafter, he or she will not, directly or indirectly, without the express written authority of the Partnership, unless required by law or directed by a applicable legal authority having jurisdiction over the Limited Partner, disclose or use for the benefit of any person, corporation or other entity (other than the
         Partnership), or himself or herself, (i) any trade, technical, operational, management or other secrets, any patient or customer lists or other confidential or secret data, or any other proprietary, confidential or secret information of the Partnership or (ii) any confidential information concerning any of the financial arrangements, financial positions, hospital or physician contracts, third party payor arrangements, quality assurance and outcome analysis programs, competitive status, customer or supplier matters, internal organizational matters, technical abilities, or other business affairs of or relating to the Partnership. The Limited Partners (other than the General Partner and its Affiliates that may also hold Limited Partner interests) acknowledge that all of the foregoing constitutes proprietary information, which is the exclusive property of the Partnership. In the event of breach of this Article 15.4 as determined by the General Partner, the Partnership shall be entitled to any remedy at law or in equity with respect to such breach, including without limitation, an injunction or suit for damages.

                                    EXHIBIT C

                      PURCHASE OPTION ASSIGNMENT AMENDMENT

                  Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Fayetteville Lithotripters Limited Partnership - South Carolina II (the "Partnership").

                      Purchase Option Assignment Amendment

                  Articles 18.1.2, 18.2.2, 18.3.2 and 18.4.2 are hereby amended to allow the General Partner to either exercise its purchase option rights during the First Option Period as provided in such Articles, or to assign such purchase option rights in whole or in part to the Partnership. If the General Partner's purchase option rights are assigned to the Partnership as provided herein, the Partnership shall have the right to use Partnership revenues to exercise such rights. Further, Articles 18.6 and 18.7 are also amended by substituting the Partnership as a buyer to the extent the General Partner elects to assign to the Partnership its purchase option rights under Articles 18.1.2, 18.2.2, 18.3.2 and 18.4.2. If the Partnership acquires a Partnership Interest pursuant to the terms of this Amendment, then the General Partner shall have the authority to amend Schedule A to the Partnership Agreement to reflect the deletion of the interests held by the selling Limited Partners (or their successors in interest), and to reflect the increased Percentage Interests of the remaining Partners resulting from the redemption.

                                    EXHIBIT D

                         DEATH PURCHASE PRICE AMENDMENT

                           Capitalized terms used in this Exhibit and not otherwise defined shall have the same meaning as provided in the Agreement of Limited Partnership (the "Partnership Agreement") of Fayetteville Lithotripters Limited Partnership - South Carolina II (the "Partnership").

                         Death Purchase Price Amendment

                           Article 18.6 is hereby amended to allow the General Partner (or in the event the Purchase Option Assignment Amendment is approved, the Partnership as the General Partner's Assignee) to purchase the Partnership Interest of a deceased Limited Partner upon exercise of the purchase option right granted to the General Partner (or its assignee, the Partnership) during the First Option Period under
         Article 18.1.2, for a price equal to the greater of (i) the deceased Limited Partner's share of the Partnership's book value determined in the manner described in Article 18.6, or (ii) 1.5 times the aggregate distribution attributable to such deceased Limited Partner's Partnership Interest for the twelve-month period immediately preceding the Valuation Date. At the Closing of the sale of the Partnership Interest of a deceased Limited Partner, although not necessary to effect the transfer, the executor or personal representative of the deceased Limited Partner's estate shall, concurrently with tender and receipt of the purchase price, deliver to the General Partner, duly executed instruments of transfer and assignment assigning good and marketable title to the deceased Limited Partner's entire Partnership Interest, free and clear from any liens or encumbrances or rights of others therein. The deemed transfer is effective regardless of whether the executor or personal representative of the deceased Limited Partner's estate performs the duties set forth herein. Notwithstanding the date of the Closing, or whether a Closing is successfully held, the transfer of a Partnership Interest of a deceased Limited Partner shall be deemed to occur as of the Valuation Date. Further, in connection with the foregoing, Articles 14 and 17.3 are amended to provide that a transferee of a deceased Limited Partner who receives such Limited Partner's Partnership Interest by operation of law or otherwise shall have no right to receive any distributions attributable to such Limited Partner's Partnership Interest after the Valuation Date, unless the General Partner consents to the same. The Partnership shall have the right to deduct from the purchase price payable for such deceased Limited Partner's Partnership Interest the amount of any distributions made to the estate of the deceased Limited Partner after the Valuation Date.

                               FIFTH AMENDMENT TO
                       AGREEMENT OF LIMITED PARTNERSHIP OF
       FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP - SOUTH CAROLINA II


                  THIS AMENDMENT, effective as of the 1st day of August 1999, is entered into by and among Lithotripters, Inc., a North Carolina corporation and the General Partner of Fayetteville Lithotripters Limited Partnership - South Carolina II, a South Carolina limited partnership (the "Partnership"), and the Limited Partners of the Partnership.

                                                 R E C I T A L S:
                                                 ---------------

                  1. The General Partner and the Limited Partners, hereinafter collectively referred to as the "Partners," are parties to that certain Agreement of Limited Partnership of Fayetteville Lithotripters Limited Partnership - South Carolina II, dated effective as of March 17, 1989, and as subsequently amended (the "Agreement").

     2. The Partners desire to further amend the Agreement to reflect the assignment of an aggregate of a 2.67% limited partner interest in the Partnership, respectively, from Harry W. Kinard, M.D. and Clifton L. Williams, M.D. to the following individuals: Peter Parramoure, M.D. (.78%); Jim Lugg, J.D. (.78%); Thomas E. Hamilton, M.D. (.78%); William F. Flanagan, M.D. (.78%); Roger
G. McAlpine, M.D. (.37); Preston Turner, M.D. (.29%); J. Ronald Smith, M.D. (.78%); and J. Robert Monroe, M.D. (.78%), (collectively, the "Assignees"), and the admission of the Assignees as substitute Limited Partners.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and agreements herein contained, the parties hereto agree as follows:

                           Schedule A-3 is deleted in its entirety and a new Schedule A-4, attached hereto, is substituted in its place.

                                             [Signature Page Follows}

                  IN WITNESS WHEREOF, the Partners have hereunto set their hands and seals effective as of the date first above written.

                                                  GENERAL PARTNER:

                                                  Lithotripters, Inc.


                                       By:

                                              Name:____________________________
                                            Title:_____________________________


                                                  ALL THE LIMITED PARTNERS OF
                                                  THE PARTNERSHIP WHOSE NAMES
                                                  APPEARED ON SCHEDULE A-3

                                                     By:/s/ Joseph Jenkins, M.D.
                                                     ---------------------------

                                                      Joseph Jenkins, M.D.
                                                      Attorney-in-Fact*

--------
     *Pursuant to a Power of Attorney given by the Limited Partners in the Agreement.

                                                                    SCHEDULE A-4


                        Schedule of Partnership Interests

        FAYETTEVILLE LITHOTRIPTERS LIMITED PARTNERSHIP-SOUTH CAROLINA II

      CONTRIBUTIONS OF CAPITAL TO THE PARTNERSHIP AND PERCENTAGE INTERESTS

                                   Cash                    Percentage
General Partner                Contribution(1)              Interest
---------------                 ------------                --------


Lithotripters, Inc.              $ 19,375                    20.00%
2008 Litho Place, Suite 201
Fayetteville, NC 28304

Limited Partners

Charlton P. Armstrong III           4,000                     4.00%
52 Bear Drive
Greenville, SC 29605

H. Sykes Dehart                     2,750                     3.00%
11 Park Creek Drive
Greenville, SC 29605

R. Douglas DeVore                   2,000                     2.00%
310 Memorial Drive
Greer, SC 29650

Dean M. Dobson                      2,000                     2.00%
Post Office Box 427
Seneca, SC 29679

John S. Evans                       2,000                     2.00%
11 Park Creek Drive
Greenville, SC 29605

William F. Flanagan                 N/A (3)                    .78%

Lawrence Hill                       2,000                     2.00%
527 Mills Avenue
Greenville, SC 29605

                                   Cash                      Percentage
Limited Partners               Contribution                   Interest

Thomas E. Hamilton                  N/A (3)                    .78%

Thomas H. Jordan                    1,125                     1.00%
644 S. Third Street, WC 244
Louisville, KY 40202-2465

David M. Kraebber, M.D.             2,000                     1.33%
404 West 8th Street
Hendersonville, NC 28739

J. Ernest Lathem                    4,000                     4.00%
527 Mills Avenue
Greenville, SC 29605

Lithotripters, Inc.                 N/A(2)                   12.33%
2008 Litho Place, Suite 201
Fayetteville, NC 28304

Woodrow W. Long, Jr.                4,000                     4.00%
18 Memorial Medical Drive
Greenville, SC 29605

Jim Lugg                            N/A (3)                    .78%

R. James McNaughton, Jr.            2,000                     2.00%
317 S. Francis Drive
Suite 210
Greenville, SC 29348

Michael S. Mathers                  4,000                     4.00%
52 Bear Drive
Greenville, SC 29605

Roger G. McAlpine                   N/A (3)                    .37%

Roy M. McCoy                        4,000                     4.00%
527 Mills Avenue
Greenville, SC 29605

J. Robert Monroe                    N/A (3)                   .78%

                                   Cash                      Percentage
Limited Partners               Contribution                   Interest

Arnold P. Mulkey                    4,000                     4.00%
Greenwood Medical Center
Greenwood, SC 29646

Peter Parramoure                    N/A (3)                    .78%

James D. Rice                       2,000                     2.00%
52 Bear Drive
Greenville, SC 29605

J. Ronald Smith                     N/A (3)                    .78%

Colin B. Thomas                     3,000                     2.00%
512 6th Avenue
Hendersonville, NC 28739

Michael D. Turner                   4,000                     4.00%
Greenwood Medical Center
Greenwood, SC 29646

Preston Turner                      N/A (3)                    .29%

Donald R. Vaughn, M.D.              4,000                     4.00%
18 Memorial Drive Extension
Greer, SC 29650

John E. Walton                      4,000                     4.00%
400 Memorial Drive Extension
Greer, SC 29650

Linton B. West, M.D.                2,750                     3.00%
11 Park Creek Drive
Greenville, SC 29605

Norris W. Whitlock                  2,000                     2.00%
310 Memorial Drive
Greer, SC 29650

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                                     Cash                      Percentage
Limited Partners                  Contribution                  Interest

David Randall Williams, M.D.        3,000                        2.00%
512 6th Avenue
Hendersonville, NC 28739
                                  ---------                    ---------

          TOTAL                  $ 92,000                        100%






(1) The cash contributions listed reflect the initial contributions of those Partners who currently hold an interest in the Partnership.

     (2) Lithotripters, Inc. received its limited partner interest pursuant to various assignments from existing limited partners and, therefore, made no cash contributions to the Partnership.

     (3)  Received  their  limited   partner   interests   pursuant  to  various
assignments from existing limited partners as of August 1, 1999 and, therefore, made no cash contributions to the Partnership.











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